                                                                   EXHIBIT 23.3



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder
RFS, Inc. and Subsidiary:

We have audited the accompanying consolidated statements of operations, stockholder's equity and cash flows of RFS, Inc. and subsidiary (a wholly-owned subsidiary of Hilton Hotel Corporation) (the Company) for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of RFS, Inc. and subsidiary for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




                                                    KPMG LLP




Memphis, Tennessee
January 23, 1998